Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Day Runner, Inc. on Form S-8 of our report dated August 15, 1997 appearing in the Annual Report on Form 10-K of Day Runner, Inc. for the year ended June 30, 1997.

/s/ Deloitte & Touche

Long Beach, California
January 19, 1998